EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G (including amendments thereto) with respect to the Common Stock of Marrone Bio Innovations Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, hereby execute this Agreement this May 5, 2017.

May 5, 2017
Date

ARDSLEY ADVISORY PARTNERS

/s/ Steve Napoli
Signature

Steve Napoli/Partner
Name/Title

May 5, 2017
Date

ARDSLEY PARTNERS I

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

May 5, 2017
Date

PHILIP J. HEMPLEMAN

/s/ Steve Napoli*
Signature

Steve Napoli/Attorney-in Fact for Philip J. Hempleman
Name/Title

May 5, 2017
Date

ARDSLEY PARTNERS FUND II, L.P.
By: Ardsley Partners I, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

May 5, 2017
Date

ARDSLEY PARTNERS INSTITUTIONAL FUND, L.P.
By: Ardsley Partners I, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

May 5, 2017
Date

ARDSLEY PARTNERS ADVANCED HEALTHCARE FUND, L.P.
By: Ardsley Partners I, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

May 5, 2017
Date

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.
By: Ardsley Partners I, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/General Partner

May 5, 2017
Date

ARDSLEY DUCKDIVE FUND, L.P.
By: Philip J. Hempleman, General Partner

/s/ Steve Napoli*
Signature

Steve Napoli/ Attorney-in Fact for Philip J. Hempleman

* Executed by Steve Napoli as Attorney-in-Fact for Philip J. Hempleman. The Power of Attorney for Mr. Hempleman is attached as Exhibit 2 to the Statement on Schedule 13G/A with respect to the Common Stock of Vaxgen, Inc., filed on February 15, 2006, and is incorporated herein by reference.